Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated November 30, 2009, except as it relates to the condensed consolidating financial information discussed in Note 21, as to which the date is February 5, 2010, and except as it relates to the segment information as discussed in Note 19, as to which the date is April 5, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ralcorp Holdings, Inc.’s Current Report on Form 8-K dated April 5, 2010. We also consent to the incorporation by reference in such Registration Statement of our report dated March 19, 2008 relating to the financial statements of the Post Cereals business (a component of Kraft Foods Inc.), which appears in Ralcorp Holdings, Inc.’s Current Report on Form 8-K dated August 8, 2008. Finally, we consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
April 8, 2010